First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                                 2005                                     2004
                                                    -----------------------------    ----------------------------------------------
                                                       June 30,        March 31,     December 31,     September 30,       June 30,
                                                    ------------     ------------    ------------     -------------    ------------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Securities available for sale                       $  1,726,822        1,741,486       1,170,129        1,171,011        1,198,777
Loans and leases:
   Commercial:
    Real estate                                     $  1,773,773        1,721,393       1,268,858        1,212,545        1,149,537
    Business                                        $    482,855          462,549         345,520          342,382          335,491
                                                    ------------     ------------    ------------     ------------     ------------
      Total commercial loans                        $  2,256,628        2,183,942       1,614,378        1,554,927        1,485,028

   Residential real estate                          $  2,117,609        2,114,420       1,132,471        1,150,032        1,162,544
   Home equity                                      $    355,030          344,589         247,190          236,357          227,544
   Other consumer                                   $    178,681          186,413         174,309          185,518          193,608
   Specialized lending                              $    158,361          154,380          79,358           80,264           81,520
   Net deferred costs and discounts                 $     13,798           12,573           8,971            9,123            9,777
                                                    ------------     ------------    ------------     ------------     ------------
      Total loans and leases                        $  5,080,107        4,996,317       3,256,677        3,216,221        3,160,021
   Allowance for credit losses                      $     72,869           72,868          41,422           41,273           41,434
                                                    ------------     ------------    ------------     ------------     ------------
      Loans and leases, net                         $  5,007,238        4,923,449       3,215,255        3,174,948        3,118,587
Goodwill and other intangibles                      $    735,514          738,191         345,660          347,865          347,936
Total assets                                        $  7,982,290        7,907,976       5,078,374        5,065,135        5,025,940
Total interest-earning assets                       $  6,838,326        6,780,978       4,445,724        4,410,707        4,384,094

Deposits:
   Core:
    Savings                                         $  1,664,203        1,705,258       1,086,769        1,066,321        1,063,799
    Interest-bearing checking                       $  1,170,013        1,241,760         912,598          919,378          908,309
    Noninterest-bearing                             $    567,134          524,219         291,491          285,322          290,926
                                                    ------------     ------------    ------------     ------------     ------------
      Total core deposits                           $  3,401,350        3,471,237       2,290,858        2,271,021        2,263,034
   Certificates                                     $  1,847,696        1,704,498       1,046,824        1,045,604        1,055,993
                                                    ------------     ------------    ------------     ------------     ------------
      Total deposits                                $  5,249,046        5,175,735       3,337,682        3,316,625        3,319,027

Short-term borrowings                               $    454,361          384,399         209,236          192,282          196,006
Long-term borrowings                                $    790,967          851,461         541,450          532,996          517,810
Total interest-bearing liabilities                  $  5,927,240        5,887,376       3,796,877        3,756,581        3,741,917
Stockholders' equity                                $  1,381,168        1,390,713         928,162          937,307          925,750
Tangible equity (1)                                 $    645,654          652,522         582,502          589,442          577,814
Fair value adjustment included in
   stockholders' equity                             $     (8,080)         (15,247)         (5,106)          (3,625)          (9,298)
Net earning assets                                  $    911,086          893,602         648,847          654,126          642,177
Common shares outstanding (2)                            110,162          112,460          78,277           79,246           79,332
Treasury shares                                            5,680            3,327           1,781              747              613
Total loans serviced for others                     $    368,436          372,461         325,125          326,936          331,927
------------------------------------------------------------------------------------------------------------------------------------
CAPITAL
------------------------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                                  12.01%           12.52%          16.40%           16.43%           16.66%
Total risk based capital                                   13.26%           13.77%          17.65%           17.68%           17.91%
Tier 1 (core) capital                                       8.10%            8.44%          11.40%           11.31%           11.37%
Tangible capital                                            8.10%            8.44%          11.40%           11.31%           11.37%
Equity to assets                                           17.30%           17.59%          18.28%           18.51%           18.42%
Tangible equity to tangible assets(2)                       8.91%            9.10%          12.31%           12.50%           12.35%
Book value per share (2)                            $      12.54            12.37           11.86            11.83            11.67
Tangible book value per share (1)(2)                $       5.86             5.80            7.44             7.44             7.28
-----------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   Commercial real estate                           $      4,339            4,513           3,416            5,414            4,612
   Commercial business                              $      3,864            2,005           1,564            1,745            1,362
   Residential real estate                          $      5,472            7,694           4,276            4,536            4,685
   Home equity                                      $        685              803             519              390              484
   Other consumer                                   $        667              915             801              677              830
   Specialized lending                              $      4,058            4,148           1,452            2,177            1,350
                                                    ------------     ------------    ------------     ------------     ------------
    Total non-performing loans                      $     19,085           20,078          12,028           14,939           13,323
Real estate owned                                   $        977            1,111             740              691              400
                                                    ------------     ------------    ------------     ------------     ------------
    Total non-performing assets                     $     20,062           21,189          12,768           15,630           13,723

Provision for credit losses                         $        900            2,301           1,846            1,742            3,104
Net loan charge-offs                                $        899            1,539           1,697            1,903            2,436
Net charge-offs to average loans (annualized)               0.07%            0.13%           0.21%            0.24%            0.32%
Provision for credit losses as a
   percentage of net loan charge-offs                      100.1%           149.5%          108.8%            91.5%           127.4%
Total non-performing loans to total loans                   0.38%            0.40%           0.37%            0.46%            0.42%
Total non-performing assets as a
   percentage of total assets                               0.25%            0.27%           0.25%            0.31%            0.27%
Allowance for credit losses to total loans                  1.43%            1.46%           1.27%            1.28%            1.31%
Allowance for credit losses
   to non-performing loans                                 381.8%           362.9%          344.4%           276.3%           311.0%
-----------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                              1,777            1,720           1,200            1,207            1,196
Number of branches                                           116              115              71               71               70

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                          2005                                          2004
                                         -------------------------------------  ---------------------------------------------------
                                         Year-to-Date    Second       First      Year Ended     Fourth        Third        Second
                                           June 30,      Quarter     Quarter    December 31,    Quarter       Quarter      Quarter
                                         ------------  ----------   ----------  ------------   ----------   ----------   ----------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Interest income                           $  180,445       93,930       86,515      224,578        58,954       56,818       55,750
Interest expense                          $   56,653       30,368       26,285       68,476        18,028       17,180       16,815
                                          ----------   ----------   ----------   ----------    ----------   ----------   ----------
    Net interest income                   $  123,792       63,562       60,230      156,102        40,926       39,638       38,935
Provision for credit losses               $    3,201          900        2,301        8,442         1,846        1,742        3,104
                                          ----------   ----------   ----------   ----------    ----------   ----------   ----------
    Net interest income after provision
      for credit losses                   $  120,591       62,662       57,929      147,660        39,080       37,896       35,831

Noninterest income:
   Banking services                       $   17,437        9,448        7,989       19,818         5,378        5,296        4,934
   Risk management services               $   12,031        6,162        5,869       17,391         4,193        4,308        4,442
   Wealth management services             $    2,892        1,451        1,441        4,764         1,172        1,257        1,261
   Lending and leasing                    $    3,346        1,770        1,576        4,676         1,359        1,117        1,127
   Bank-owned life insurance              $    2,128        1,072        1,056        3,761           860          826        1,208
   Net realized gains on securities
     available for sale                   $        5           --            5           60            --           --           --
   Other                                  $      973          498          475        1,396           559          303          415
                                          ----------   ----------   ----------   ----------    ----------   ----------   ----------
    Total noninterest income              $   38,812       20,401       18,411       51,866        13,521       13,107       13,387

Noninterest expense:
   Salaries and benefits                  $   45,886       23,677       22,209       65,264        16,676       16,790       15,915
   Occupancy and equipment                $    9,154        4,677        4,477       12,513         2,958        3,079        3,120
   Technology and communications          $    8,891        4,827        4,064       11,499         3,163        2,883        2,845
   Marketing and advertising              $    3,854        2,143        1,711        4,738         1,403          998        1,381
   Professional services                  $    4,346        1,802        2,544        5,117         1,889        1,460          987
   Amortization of intangibles            $    5,362        2,854        2,508        4,605         1,218        1,182        1,164
   Other                                  $   12,521        6,181        6,340       17,114         4,737        3,986        4,437
                                          ----------   ----------   ----------   ----------    ----------   ----------   ----------
    Total noninterest expense             $   90,014       46,161       43,853      120,850        32,044       30,378       29,849

    Income before income taxes            $   69,389       36,902       32,487       78,676        20,557       20,625       19,369
Income taxes                              $   24,203       12,811       11,392       26,859         6,998        7,295        6,356
                                          ----------   ----------   ----------   ----------    ----------   ----------   ----------
    Net income                            $   45,186       24,091       21,095       51,817        13,559       13,330       13,013
                                          ==========   ==========   ==========   ==========    ==========   ==========   ==========
-----------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
-----------------------------------------------------------------------------------------------------------------------------------
Net income per share:
   Basic                                  $     0.41         0.22         0.19         0.66          0.17         0.17         0.16
   Diluted                                $     0.41         0.22         0.19         0.65          0.17         0.17         0.16
Cash dividends                            $     0.18         0.09         0.09         0.30          0.08         0.08         0.07
Dividend payout ratio                          43.90%       40.91%       47.37%       45.45%        47.06%       47.06%       43.75%
Dividend yield (annualized)                     2.49%        2.48%        2.76%        2.15%         2.28%        2.38%        2.35%
Market price (NASDAQ: FNFG):
   High                                   $    14.65        14.65        14.16        15.78         14.85        14.00        14.13
   Low                                    $    12.05        12.05        12.80        11.49         13.18        11.84        11.49
   Close                                  $    14.58        14.58        13.21        13.95         13.95        13.38        12.00
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS
(Annualized)
-----------------------------------------------------------------------------------------------------------------------------------
Net income:
   Return on average assets                     1.18%        1.22%        1.15%        1.05%         1.06%        1.05%        1.05%
   Return on average equity                     6.68%        6.95%        6.40%        5.59%         5.76%        5.67%        5.60%
   Return on average tangible equity (1)       13.85%       14.81%       12.89%        8.75%         9.16%        9.04%        8.93%

As a percentage of average assets:
   Noninterest income                           1.02%        1.03%        1.00%        1.05%         1.06%        1.04%        1.08%
   Noninterest expense                          2.36%        2.33%        2.39%        2.44%         2.51%        2.40%        2.41%
                                          ----------   ----------   ----------   ----------    ----------   ----------   ----------
    Net overhead                                1.34%        1.30%        1.39%        1.39%         1.45%        1.36%        1.33%
Efficiency ratio                                55.4%        55.0%        55.8%        58.1%         58.9%        57.6%        57.0%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                         2005                                          2004
                                       --------------------------------------  ----------------------------------------------------
                                       Year-to-Date    Second        First     Year Ended      Fourth        Third        Second
                                          June 30,     Quarter      Quarter    December 31,    Quarter      Quarter       Quarter
                                       ------------  -----------  -----------  ------------  -----------  -----------   -----------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Securities, at amortized cost           $ 1,709,008    1,750,517    1,667,038     1,177,203    1,175,149    1,191,767     1,221,772
Loans (3)                               $ 4,856,738    5,014,075    4,697,778     3,109,335    3,230,411    3,177,191     3,099,987
Total interest-earning assets           $ 6,620,090    6,826,189    6,411,701     4,332,665    4,439,570    4,408,057     4,361,984
Goodwill and other intangibles          $   705,081      737,231      672,573       335,796      347,376      347,715       348,534
Total assets                            $ 7,695,130    7,934,615    7,452,984     4,949,717    5,075,322    5,033,077     4,986,412

Interest-bearing liabilities:
   Savings accounts                     $ 1,638,918    1,675,953    1,601,471     1,033,983    1,075,082    1,074,032     1,056,289
   Checking                             $ 1,188,542    1,187,863    1,189,229       889,372      918,571      928,300       893,854
   Certificates of deposit              $ 1,685,878    1,800,333    1,570,152     1,081,034    1,043,603    1,039,097     1,095,011
   Borrowed funds                       $ 1,210,831    1,239,808    1,181,532       677,784      741,044      686,437       672,731
                                        -----------  -----------  -----------   -----------  -----------  -----------   -----------
    Total interest-bearing liabilities  $ 5,724,169    5,903,957    5,542,384     3,682,173    3,778,300    3,727,866     3,717,885

Noninterest-bearing deposits            $   515,050      547,366      482,375       275,227      292,066      303,244       271,090
Total liabilities                       $ 6,332,018    6,544,716    6,116,957     4,021,960    4,138,949    4,098,522     4,051,643
Stockholders' equity                    $ 1,363,112    1,389,899    1,336,026       927,757      936,373      934,555       934,769
                                        -----------  -----------  -----------   -----------  -----------  -----------   -----------
Tangible equity (1)                     $   658,031      652,668      663,453       591,961      588,997      586,840       586,235

Net earning assets                      $   895,921      922,232      869,317       650,492      661,270      680,191       644,099
Common shares outstanding (2):
   Basic                                    109,673      111,128      108,200        78,750       78,735       79,257        79,595
   Diluted                                  110,654      112,033      109,246        79,970       79,882       80,312        80,731
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE YIELDS/RATES
-----------------------------------------------------------------------------------------------------------------------------------
Securities, at amortized cost                  3.38%        3.42%        3.35%         2.86%        2.97%        2.91%         2.77%
Loans                                          6.24%        6.26%        6.21%         6.14%        6.21%        6.05%         6.12%
Total interest-earning assets                  5.47%        5.51%        5.43%         5.18%        5.30%        5.15%         5.12%

Savings accounts                               0.99%        1.01%        0.98%         0.94%        1.01%        0.95%         0.93%
Interest-bearing checking                      1.04%        1.08%        1.00%         0.93%        1.02%        0.94%         0.89%
Certificates of deposit                        2.48%        2.61%        2.32%         2.21%        2.24%        2.17%         2.14%
Borrowed funds                                 3.63%        3.64%        3.62%         3.91%        3.80%        3.90%         3.92%
    Total interest-bearing liabilities         2.00%        2.06%        1.92%         1.86%        1.90%        1.83%         1.82%

Net interest rate spread                       3.47%        3.45%        3.51%         3.32%        3.40%        3.32%         3.30%
Net interest rate margin                       3.74%        3.72%        3.76%         3.60%        3.69%        3.60%         3.57%

----------
(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)   Net of deferred costs and unearned discounts.